Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2026 relating to the consolidated financial statements of The OLB Group Inc. appearing in the Company’s Annual Report on SEC Form 10-K for the two years ended December 31, 2025 and 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

Houston, TX

April 16, 2026